Exhibit 3.63
THE BY-LAWS OF
EDUCARE COMMUNITY LIVING CORPORATION -
NORTH CAROLINA

Registered Agent:	C. T. Corporation System
Registered Office:	225 Hillsborough Street, Wake County, Raleigh, North Carolina
Effective Date:	April 17, 1991
Annual Meeting:	First Friday in the Month of March
ARTICLE I
MEETING OF SHAREHOLDERS
     Section 1. Annual Meetings. The annual meeting of the shareholders shall be held at such time, place and on such date as the Board of Directors shall designate and as stated in the notice of the meeting, said date to be no later than six months following the end of the Corporation’s fiscal year. The purpose of such meeting shall be the election of directors and the transaction of such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. Failure to hold the annual meeting at or within the designated time, or to elect directors at or within such time, shall not work forfeiture or a dissolution of the Corporation, and shall not otherwise affect valid corporate acts.

     Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the President, a Vice President or one-third or more of the members of the Board of Directors, and it shall be. the duty of any of the foregoing officers and that of the Board of Directors to call forthwith such a meeting whenever the holders of record of one-third of the outstanding shares of the stock of the corporation entitled to vote shall so request in writing.
     Section 3. Place of Meeting. Annual meetings of the shareholders shall be held at the principal office of the corporation, unless some other convenient location is designated in the notice. Except as otherwise provided by statute, special meetings of shareholders may be held at any convenient location within the State of North Carolina as set forth in the notice.
     Unless otherwise provided, the principal office of the corporation shall be deemed to be at the following location:
9171 Capital of Texas Highway, North
Suite B-100,
Austin, Texas 78759
     Section 4. Notice of Meetings. Except as otherwise provided by statute, notice of each meeting of the shareholders, whether annual or special, shall be in writing and signed by the president, a vice president, the secretary, or their duly authorized representative.
     Such notice shall state the purpose or purposes for which the meeting is called and the time and place within the state where the meeting is to be held, and a copy thereof shall be served, either personally or by mail, upon each shareholder of record entitled to vote at such meeting, not less than five nor more than thirty days before the meeting. If mailed, such notice shall be directed to the shareholder at his address as it appears on the stock books of the corporation.
     Waiver of notice is encouraged, and legal notice need not be given if each shareholder shall waive notice in writing, in person or by his attorney, and the appearance of a shareholder at any meeting shall be sufficient evidence that he received proper notice, unless he shall file a protest during such meeting.
     Notice of any adjourned meeting of the shareholders need not be given.
     Section 5. Ouorum. Except as otherwise provided by statute, or by these by-laws, the presence in person or by proxy of holders of record of a majority of the stock then issued and outstanding and entitled to vote shall be necessary to constitute a quorum for the transaction of business. In the absence of a majority in interest of the shareholders entitled to vote present in person or by proxy, or if no shareholder entitled to vote is present in person or by proxy, any officer entitled to preside or act as secretary of such meeting, may adjourn the meeting from time to time for a period not exceeding thirty (30) days in any one case. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called, if a quorum had been there present.
     Section 6. Voting. At each meeting of the shareholders every holder of record of stock entitled to vote shall be entitled to one vote for every share of stock standing in his name on the books of the corporation and all questions, except as otherwise provided by statute, or by these by-laws, shall be determined by a majority of the votes so cast. Any shareholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder or his duly authorized attorney. Such instrument shall be exhibited to the secretary of the meeting and shall be filed with the records of the corporation.
ARTICLE II
BOARD OF DIRECTORS
     Section 1. General Powers. The property, affairs and business of the corporation shall be managed by the Board of Directors.
     Section 2. Number and Term of Office. The number of directors shall be not less than one or more than nine. Subject to the provisions of Section 6 and 7 of this Article II, the directors shall be elected annually at the annual meeting of the shareholders by plurality vote at such election. Each director shall continue in office until the annual meeting of shareholders held next after his election and until his successor shall have been elected and qualified, or until his death or until he shall resign or shall have become disqualified or shall have been removed in the manner hereinafter provided.
     Section 3. Time and Place of Meetings and Notice Thereof. The annual meeting of the Board of Directors may be held immediately after the annual meeting of the shareholders and if not then held shall be held within a reasonable time after the annual meeting of the shareholders, upon notice as hereinafter provided in this Section 3, and at such place, within or without the State of North Carolina, as may be specified in such notice of waiver of notice thereof.
     Notice of each meeting, except as otherwise provided in this Section 3, shall be mailed to each director, addressed to him at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or shall be given to him at such place by radio, cable, telephone, or telegraph, or delivered personally, not later than the day before the day on which the meeting is to be held. Notice of any meeting for which is required need not be given to any director if waived by him in writing or by radio, cable, or telegraph. At any meeting at which every member of the Board of Directors shall be present, though held without notice, any business may be transacted which might have been transacted if the meeting had been called upon due notice.
     Section 4. Ouorum and Manner of Action. A majority of the directors at a meeting duly assembled shall be necessary to constitute a quorum for the transaction of business and, except as otherwise provided by statute or these by-laws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting, or if only one director be present, such director may adjourn the meeting from time to time until a quorum be present, and notice of any adjourned meeting need not be given.
     Section 5. Resignations. Any director may resign at any time by giving written notice to the president or the secretary of the corporation. Such resignation shall take effect at the time such resignation is received by the president or secretary of the corporation. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.
     Section 6. Removal of Directors. Any director may be removed from office, with or without cause, at any time by vote of the holders of a majority in interest of the outstanding share of stock entitled to vote, given at any special meeting of the shareholders called for that purpose. Any vacancy so created may be filled by a plurality of the votes of the shareholders entitled to vote given at such meeting. In case any vacancy so created shall not be so filled by the shareholders at such meeting, such vacancy may be filled by the directors as provided in Section 7 of this Article II.
     Section 7. Vacancies. If any vacancy or vacancies shall

occur among the directors by death, resignation, disqualification, removal or otherwise, the remaining director or directors shall continue to act and subject to the provisions of Section 6 of this Article II, such vacancy may be filled by the vote of the majority of the remaining directors, although such majority is less than a quorum, or by the remaining director, if there be only one director remaining, and each of the directors so chosen shall hold office until the annual meeting held next after his election and until his successor shall have been duly elected and qualified, or until his death, or until he shall resign or shall have become disqualified or shall have been removed in the manner hereinabove provided. Any such vacancy may also be filled by a plurality of the votes of the shareholders entitled to vote given at any meeting held during the existence of such vacancy. An increase in the number of directors shall be deemed to create vacancies in the Board to be filled in the manner provided in this Section 7.
     Section 8. Executive Committee. The Board of Directors shall be authorized to designate an executive committee, composed of at least two directors who shall be authorized to exercise all of the authority contained in the resolution of the Board of Directors establishing said executive committee, but the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors of responsibility imposed upon them by law.
ARTICLE III

OFFICERS
     Section 1. Number of Officers. The officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer, and one or more assistant secretaries and assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of Article III.
     It shall not be necessary to appoint all of said. officers, and only a president and secretary are deemed mandatory.
     Any two offices or more may be held by one person, except the offices of president and secretary.
     Section 2. Election, Term of Office and Qualifications. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article III, shall be chosen by the Board of Directors and shall hold office until the annual meeting of the Board of Directors held next after his election or until his successor shall have been duly chosen and qualified or until his death or until he shall resign or shall have been disqualified or shall have been removed in the manner herein provided.
     Section 3. Subordinate Officers and Agents. The Board of Directors from time to time may appoint other officers or agents, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors from time to time may determine. The Board of Directors may delegate to any officer or agent the power to appoint any subordinate officer or agent and to prescribe his respective authority and duties.
     Section 4. Removal. The officers specifically designated in Section 1 of this Article III may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting of the Board called for that purpose. The officers appointed in accordance with the provisions of Section 3 of this Article III may be removed, either with or without cause, by the Board of Directors, by a majority vote of the directors present at any meeting, or by any officer or agent upon whom such power of removal may be conferred by the Board of Directors.
     Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the president or secretary of the corporation, or if he was appointed by an officer or agent in accordance with Section 3 of this Article III, by giving written notice to the officer or agent who appointed him. Any such resignation shall take effect upon its being accepted by the Board of Directors or by the officer or agent appointing the person so resigning.
     Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, or disqualification, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these by-laws for regular appointments or elections of such offices.
     Section 7. President. The president shall be the chief executive officer of the corporation, and, subject to the instructions of the Board of Directors, shall have general charge of the business, affairs, and property of the corporation and control over its other officers, agents and employees. He shall preside at all meetings of the shareholders and of the Board of Directors at which he may be present. The president shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 8. Vice President. At the request of the president, or in his absence or disability, the vice president shall perform all the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice president shall perform such other duties and have such authority as from time to time may be assigned to him by the Board of Directors.
     Section 9. Secretary. The secretary shall keep the minutes of the meetings of shareholders and of the Board of Directors, and shall see that all notices are duly given in accordance with the provisions of these by-laws or as required by law. He shall be custodian of the records, books, reports, statements, certificates and other documents of the corporation and of the seal of the corporation, and see that the seal is affixed to all stock certificates prior to their issuance and to all documents requiring such seal. In general, he shall perform all duties and possess all authority incident to the office of secretary, and he shall perform such other duties and have such other authority as from time to time may be assigned to him by the Board of Directors.
     Section 10. Treasurer. The treasurer shall have supervision over the funds, securities, receipts and disbursements of the corporation. He shall in general perform all duties and have all authority incident to the office of treasurer and shall perform such other duties and have such other authority as from time to time may be assigned or granted to him by the Board of Directors. He may be required to give bond for the faithful performance of his duties in such form and amount as the Board of Directors may determine.
     Section 11. Assistant Secretary and Assistant Treasurer. There may be one or more assistant secretaries and assistant treasurers who shall have the same authority, as imposed upon the secretary and the treasurer, but subject to such limitation as shall be established by the Board of Directors or by the superior officer responsible for said person.
     Section 12. Duties of Officers May Be Deleqated. In case of the absence of any officer of the corporation or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any director for the time being provided a majority of the entire Board of Directors concur therein.
ARTICLE IV
CAPITAL STOCK
     Section 1. Certificates of Stock. Each holder of capital stock of the corporation shall be entitled to a certificate signed by the president and the secretary, a record of which shall be kept by the secretary. No stock shall be transferrable except upon the books of the corporation, upon the surrender and cancellation of the outstanding certificates, except that lost or destroyed certificates may be reissued in such manner as the Board of Directors shall specify.
     Section 2. Stock Books. The stock books shall be the only evidence as to who are the shareholders of the corporation. For convenience, a stock record may be included as a portion of the corporate minute book.
     Section 3. Restrictions on Transfer of Shares.
     (a) Before any stock in this corporation may be sold, alienated, pledged, transferred or otherwise disposed of, the owner thereof shall first give written notice to the Board of Directors and then, in such event, the corporation or the remaining shareholders shall have the option to purchase the stock or any part of it at its. appraised value determined by three appraisers who shall be chosen as follows: one by the seller, one by the Board of Directors, and the third by the two so chosen. Said option shall be exercisable within thirty (30) days after the report of said appraisers and in the event that it is not exercised, the seller shall have the right to dispose of the stock as he sees fit, but the buyer shall take subject to the same restrictions. In any case where the remaining shareholders may exercise the right of purchase, the stock shall be pro-rated among them or such of them as desire to purchase. The restrictions hereby imposed upon the sale or transfer of shares shall apply to all shares of stock of this corporation whensoever, howsoever or by whomsoever acquired, in the hands of all holders or owners, whether original shareholders or subsequent purchasers or transferees, and whether acquired through the voluntary or involuntary act of a shareholder or by operation of law and no stock shall be transferred on the books of the company unless and until the conditions herein are complied with; except, however, these restrictions shall not apply to the transfer of the stock of a deceased shareholder to the surviving spouse and/or children of such shareholder by will or intestate distribution.
     (b) In the event that the holders of all of the issued and outstanding shares of the corporation shall enter into a shareholders’ agreement containing provisions concerning the transfer and purchase or repurchase of shares, then such agreement shall be incorporated herein by reference and shall be controlling as to such provisions in the event of any conflict with the terms of these by-laws. A copy of any such agreement shall be kept on file with the books and records of the corporation.
     (c) Every certificate of stock of this corporation, now or hereafter issued, shall have printed thereon the restrictions on transfers set forth in paragraph (a) of this section, or a provision giving notice thereof.
ARTICLE V
AMENDMENTS
     Section 1. Amendments by Shareholders and Directors. The by-laws may be amended or repealed either by the shareholders or by the Board of Directors but
     (1) No by-law adopted or amended by the shareholders shall be altered or repealed by the Board of Directors;
     (2) No by-laws shall be adopted by the Board of Directors which shall require more than a majority of the. voting shares for a quorum at a meeting of the shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law;
     (3) No by-law authorizing compensation of officers measured by the amount of the corporation’s income or volume of business shall be valid after five (5) years from its adoption unless renewed by the vote of the holders of a majority of the outstanding stock regardless of limitation on voting rights.
     Any by-law made by the Board of Directors shall be adopted by an affirmative vote of a majority of the directors then holding office and any by-law made by the shareholders shall, except as otherwise provided in paragraph (3) of this Article, be adopted by the affirmative vote of the shareholders entitled to exercise a majority of the voting power of the corporation.
ARTICLE VI
INDEMNIFICATION
     The corporation shall, to the full extent permitted by law, indemnify every officer or director, and their heirs and personal representatives of their estates, against expenses reasonably incurred by them in connection with any action, suit or proceeding to which they may be made a party by reason of their being or having been an officer or director of the corporation, except in relation to such matters as they may be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct. In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by its counsel that the person to be indemnified did not commit a breach of such duty. The foregoing right of indemnification shall be in addition to and not. exclusive of any other rights to which such officers and directors may be entitled.

/s/ Dennis C. Henegar

Dennis C. Henegar, Secretary

UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS
OF
EDUCARE COMMUNITY LIVING CORPORATION-NORTH CAROLINA
     The undersigned being all of the members of the Board of Directors of EDUCARE COMMUNITY LIVING CORPORATION-NORTH CAROLINA (the “Corporation”), do hereby unanimously consent to the adoption of the following resolution effective as of October 22, 2004.
WHEREAS, the Board of Directors has determined that the bylaws of the Corporation are too specific with respect to the scheduling of the annual meeting of the Corporation and the Board of Directors has determined that it is in the best interest of the Board and of the Corporation to amend the bylaws to add greater flexibility and discretion with respect to the scheduling of the annual meeting;
RESOLVED, that Article I, Section 1 of the Bylaws of the Corporation be and they hereby are amended in its entirety to read as follows:
     Annual Meetings. The annual meeting of the shareholders shall be held at such time, place and on such date as the Board of Directors shall designate and as stated in the notice of the meeting, said date to be no later than six months following the end of the Corporation’s fiscal year. The purpose of such meeting shall be the election of directors and the transaction of such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. Failure to hold the annual meeting at or within the designated time, or to elect directors at or within such time, shall not work forfeiture or a dissolution of the Corporation, and shall not otherwise affect valid corporate acts.

/s/ Ronald G. Geary

Ronald G. Geary

/s/ Ralph G. Gronefeld, Jr.

Ralph G. Gronefeld, Jr.

/s/ Katherine W. Gilchrist

Katherine W. Gilchrist

/s/ Allen Marchetti

Allen Marchetti